Exhibit 99.1

NEWS RELEASE – for immediate release Monday, 13 November 2017

Tellurian signs agreements with Bechtel to deliver

Driftwood LNG at ~ $550 per tonne

HOUSTON, Texas – (Marketwired November 13, 2017) — Tellurian Inc. (Tellurian) (NASDAQ: TELL) and Bechtel Oil, Gas and Chemicals, Inc. (Bechtel) have entered into four fixed price, lump sum turnkey agreements totaling $15.2 billion for the engineering, procurement and construction (EPC) of Driftwood LNG, a liquefied natural gas (LNG) export facility proposed near Lake Charles, Louisiana. Driftwood LNG includes:

•	Twenty liquefaction units, each expected to produce up to 1.38 million tonnes per annum (mtpa) of LNG;

•	Liquefaction technology from Chart Industries’ proprietary Integrated Pre-cooled Single Mixed Refrigerant (IPSMR®) process;

•	Twenty GE refrigeration compressors, each driven by GE aero derivative natural gas turbines;

•	Three 235,000 cubic meter, full containment LNG storage tanks; and

•	Three marine loading berths.

Driftwood LNG will be constructed in four phases, with each phase beginning operations on a staggered basis:

•	Phase 1: Up to 11 mtpa of LNG from 8 units, storage tanks 1 & 2, loading berth 1 and related utilities

•	Phase 2: Up to 5.5 mtpa of LNG from 4 units, loading berth 2 and related utilities

•	Phase 3: Up to 5.5 mtpa of LNG from 4 units, storage tank 3, loading berth 3 and related utilities

•	Phase 4: Up to 5.5 mtpa of LNG from 4 units and related utilities

President and CEO Meg Gentle said, “The agreements with Bechtel guarantee performance and secure the EPC cost of Driftwood LNG at $550 per tonne, one of the lowest-cost liquefaction construction projects worldwide. Execution of the lump sum, turn key EPC agreements concludes 18 months of open collaboration among Bechtel, Chart Industries, GE and Tellurian. We have worked as a team to reduce construction costs and improve operating reliability and efficiency. Bechtel is a global leader in engineering, procurement and construction of LNG facilities, having delivered 42 LNG trains on 17 projects in 10 countries. Today, production on Bechtel-built facilities accounts for 30% of global LNG capacity. We are proud to work together on the next generation of U.S. LNG exports.”

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com 1

For more information, please visit www.tellurianinc.com.

Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the performance, cost, construction and capacity of Driftwood LNG. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about the development and performance of Driftwood LNG, other matters discussed in Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on November 9, 2017, and other filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media:

Joi Lecznar

SVP Public Affairs and Communication

Phone +1.832.962.4044

joi.lecznar@tellurianinc.com

Investors:

Amit Marwaha

Director, Investor Relations

Phone +1.832.485.2004

amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com 2